          NUMBER                                                  SERIES A UNITS
U-__________

SEE REVERSE FOR CERTAIN         JUNIPER PARTNERS ACQUISITION CORP.
      DEFINITIONS

                                                              CUSIP ____________

 SERIES A UNITS CONSISTING OF TWO SHARES OF COMMON STOCK, FIVE CLASS W WARRANTS
  EACH TO PURCHASE ONE SHARE OF COMMON STOCK AND FIVE CLASS Z WARRANTS EACH TO
                       PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________________________________________

is the owner of ________________________________________________ Series A Units.

Each Series A Unit ("Series A Unit") consists of two (2) shares of common stock, par value $.0001 per share ("Common Stock"), of Juniper Partners Acquisition
Corp., a Delaware corporation (the "Company"), five (5) Class W Warrants (the
"Class W Warrants") and five (5) Class Z Warrants (the "Class Z Warrants"). Each
Class W Warrant and Class Z Warrant entitles the holder to purchase one (1)
share of Common Stock for $5.00 per share (subject to adjustment). Each Class W
Warrant and Class Z Warrant will become exercisable on the later of the
Company's completion of a business combination and [_____], 2006. The Class W
Warrants will expire unless exercised before 5:00 p.m., New York City time, on
[_____], 2010, or earlier upon redemption, and the Class Z Warrants will expire unless exercised before 5:00 p.m., New York City time, on [_____], 2012, or earlier upon redemption. The Common Stock, Class W Warrants and Class Z Warrants
comprising the Series A Units represented by this certificate are not transferable separately prior to [_____], 2005, subject to earlier separation in the discretion of HCFP/Brenner Securities LLC. The terms of the Class W Warrants and the Class Z Warrants are governed by a Warrant Agreement, dated as of
[_____], 2005, between the Company and Continental Stock Transfer & Trust
Company, as Warrant Agent (the "Warrant Agreement"), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the
Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery
Place, New York, New York 10004, and are available to any holder of Class W
Warrants and Class Z Warrants on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

                                [GRAPHIC OMITTED]
                       JUNIPER PARTNERS ACQUISITION CORP.
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2005

By

-------------------------------------         ----------------------------------
                            President         Secretary

                       JUNIPER PARTNERS ACQUISITION CORP.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -    as tenants in common                             UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT -    as tenants by the entireties                                        (Cust)          (Minor)
JT TEN -     as joint tenants with right of survivorship              under Uniform Gifts to Minors
             and not as tenants in common                                  Act ______________
                                                                                   (State)

Additional Abbreviations may also be used though not in the above list.

         For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________ Series A Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________ Attorney
to transfer the said Series A Units on the books of the within named Company will full power of substitution in the premises.

Dated _____________________

                                  ----------------------------------------------
                                  NOTICE: The signature to this assignment must
                                          correspond with the name as written
                                          upon the face of the certificate in
                                          every particular, without alteration
                                          or enlargement or any change whatever.

Signature(s) Guaranteed:

---------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.